EXHIBIT 2.2.1
                          AGREEMENT AND PLAN OF MERGER

                                       OF

                               ALASKA CABLE, INC.
                             a Delaware corporation

                                  WITH AND INTO

                                 GCI CABLE, INC.
                              an Alaska corporation

   This AGREEMENT AND PLAN OF MERGER  ("Agreement")  is made and entered into as
of the       day of       ,  1996,  pursuant  to Alaska  Statute  10.06.562  and
Section 252 of the Delaware General Corporation Law, by and between Alaska Cable, Inc., a Delaware corporation ("ACI"), and GCI Cable, Inc., an Alaska corporation ("GCI Cable, Inc.").

                                 R E C I T A L S

   WHEREAS, ACI is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital consisting of 4,621 shares, classified as (i) 4,600 shares of class A common stock, par value $.10 per share ("ACI Class A Stock"), of which 4,600 shares are issued and outstanding, and
(ii) 21 shares of class B common stock, par value $.10 per share ("ACI Class B Stock"), of which 21 shares are issued and outstanding; and

   WHEREAS, GCI Cable, Inc. is a corporation duly organized and existing under the laws of the State of Alaska with authorized capital consisting of 1,000 shares, classified as common stock, no par value, of which 100 shares are issued and outstanding; and

   WHEREAS, the parties hereto desire that ACI be merged with and into GCI Cable, Inc. under the Articles of Incorporation of GCI Cable, Inc. and with the name "GCI Cable, Inc." pursuant to the terms and conditions of this Agreement; and

   WHEREAS,  the Sole Director of ACI has approved and adopted this Agreement by
written consent dated as of          , 1996;

   WHEREAS,  the stockholders of ACI have approved and adopted this Agreement by
unanimous written consent dated as of           , 1996;

   WHEREAS,  the  Directors of GCI Cable,  Inc.  have  approved and adopted this
Agreement by unanimous written consent dated as of       , 1996; and

   WHEREAS,  the sole  stockholder  of GCI Cable,  Inc. has approved and adopted
this Agreement by written consent dated as of           , 1996;

   NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, GCI Cable, Inc. and ACI hereby agree as follows:



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                                A G R E E M E N T

            1. Merger of ACI with and into GCI Cable, Inc.. At the Effective Time (as defined herein), GCI Cable, Inc. and ACI hereby agree that ACI shall merge with and into GCI Cable, Inc., and GCI Cable, Inc. shall be the surviving corporation of such merger (the "Merger"), pursuant to the provisions of Alaska Statute 10.06.562 and Section 252 of the Delaware General Corporation Law. Following the Merger, the separate corporate existence of ACI shall cease, and GCI Cable, Inc. shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence.

            2. Name and Location of the Surviving Corporation. The name of the Surviving Corporation shall be and remain "GCI Cable, Inc." The established offices and business locations of both GCI Cable, Inc. and ACI, if any, shall be the offices and locations of the Surviving Corporation.

            3. Certificate of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws (as then constituted) of GCI Cable, Inc. shall be and remain the Articles of Incorporation and Bylaws of the Surviving Corporation, until such Articles of Incorporation or Bylaws are amended, altered or repealed as provided by law.

            4. Directors. At the Effective Time, the sole director of ACI, and the directors of GCI Cable, Inc., immediately prior to the Effective Time shall cease to be directors, the number of directors of the Surviving Corporation shall at the Effective Time be five, and the directors of the Surviving Corporation shall at the Effective Time be Ronald A. Duncan, Larry E. Romrell, Donne F. Fisher, Robert M. Walp and Carter F. Page who, subject to the Bylaws of the Surviving Corporation and the laws of the State of Alaska, shall serve until their respective successors are elected or appointed and qualified or until such person's earlier death, incapacity, resignation or removal.

            5. Officers. At the Effective Time, the officers of ACI and GCI Cable, Inc. immediately prior to the Effective Time shall cease to be officers, and the officers of the Surviving Corporation shall be the following persons, each of whom, subject to the Bylaws of the Surviving Corporation and to the laws of the State of Alaska, shall hold office from the Effective Time until his or her successor is duly elected or appointed and qualified or until the earlier of his or her death, incapacity, resignation or removal:

                     Name                      Office To Be Held
                     ----                      -----------------

                     Ronald A. Duncan          President
                     John M. Lowber            Treasurer and Secretary

            6. Effect of Merger. At the Effective Time, GCI Cable, Inc. shall receive all of the property, rights, privileges, franchises, patents, trademarks, trade names, licenses, registrations and other assets of every kind and description of ACI, including, without limitation, all goodwill associated therewith, such assets shall be vested in and devolve upon GCI Cable, Inc. without further act and deed, and GCI Cable, Inc. shall assume all the liabilities of every kind and description of ACI.

            7. Conversion of Shares and Other Securities. At the Effective Time, by virtue of the Merger and without any action on the part of GCI Cable, Inc., ACI or the holder of any of the shares and other securities of GCI Cable, Inc. or ACI, the following will occur:

                           (a) Each share of GCI Cable, Inc. Common Stock issued
                  and outstanding immediately prior to the Effective Time, shall remain one share of GCI Cable, Inc. Common Stock.


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                           (b)  Each  share  of ACI  Class  A Stock  issued  and
                  outstanding immediately prior to the Effective Time, shall be converted into 1,237.261739 shares of Class A Common Stock, no
                  par  value   ("GCI   Class  A  Common   Stock"),   of  General
                  Communication, Inc., an Alaska corporation and the owner of all of the issued and outstanding capital stock of GCI Cable, Inc., at the Effective Time. Each share of ACI Class B Stock issued and outstanding immediately prior to the Effective Time, shall be exchanged for cash in the amount of $1.00 per share at the Effective Time. The transfer books of ACI shall be closed and no transfer of ACI Class A Stock or ACI Class B Stock shall be made at or after the Effective Time.

            8. Effective Time. The Merger shall become effective on the date that (i) a Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "Effective Time"), and (ii) Articles of Merger shall have been filed with the Commissioner of the Department of Commerce of the State of Alaska in accordance with Alaska Statute 10.06.552.

            9. Condition to Effectiveness. Unless otherwise agreed by GCI Cable, Inc., it shall be a condition precedent to the obligation of GCI Cable, Inc. to consummate the Merger that all of the stockholders of ACI shall have given their consent to the Merger, such that no stockholder of ACI will have appraisal rights under Section 262 of the General Corporation Law of the State of Delaware as a result of or with respect to the Merger.

            10. ACI Dividend. ACI and GCI Cable, Inc. acknowledge and agree that ACI shall, immediately prior to the Effective Time, be entitled to declare and pay to its stockholders a dividend consisting of all cash on hand and any tax refund receivables held by ACI immediately prior to the Effective Time. GCI Cable, Inc. agrees that in the event that any such tax refund receivable is actually paid to ACI or GCI Cable, Inc. after the, Effective Time, GCI Cable, Inc. will promptly remit the same to the stockholders of ACI as of the Effective Time as their respective interests appear as set forth in the Purchase Agreement (as that term is defined in Section 14 below).

            11. ACI's Liabilities. ACI has no known liabilities, obligations or commitments of any kind, other than those liabilities disclosed in writing to GCI Cable, Inc. by ACI. Prior to the Effective Time, ACI will pay or discharge all of ACI's known liabilities, obligations and commitments. ACI and GCI Cable, Inc. agree that a breach of ACI's representations and covenants in this Section 11 shall be deemed to be a breach under Section 3.27 of the Purchase Agreement, which shall be subject to the provisions of Sections 17.1 through 17.7 of the Purchase Agreement; provided, however, that anything in Sections 17.1 through
17.7 of the Purchase Agreement notwithstanding, GCI Cable, Inc.'s sole recourse with respect to any such breach by ACI shall (i) be limited to those shares of GCI Class A Common Stock which are deposited into the Escrow Holdback (as that term is defined in Section 2.3 of the Purchase Agreement) by the stockholders of ACI as a portion of the Sellers' Indemnity Shares (as that term is defined in Section 2.3 of the Purchase Agreement), and (ii) be pro rata among the stockholders of ACI.

            12. Termination. This Agreement may be terminated and abandoned by decision of the Board of Directors of any corporation that is a party hereto, notwithstanding approval of this Agreement by the stockholders of all or any of the corporations that are parties hereto, at any time prior to the Effective Time. In the event of the termination and abandonment of this Agreement, this Agreement shall become void and have no effect, without any liability on the part of the party or parties electing so to terminate, or their respective directors, officers or stockholders in respect of this Agreement, except for liability of the parties for their respective expenses.

            13. Amendment or Modification. This Agreement may be amended or modified at any time prior to the Effective Time, provided, however, that any amendment or modification subsequent to the


                                                          REGISTRATION STATEMENT
                                                                     Page II-131
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adoption of this  Agreement by the  stockholders  of any  corporation  that is a party hereto and who are entitled to vote thereon may not alter or change:

                           (a) the amount or kind of shares,  securities,  cash,
                  property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, except as approved by such stockholders of each of the corporations that are parties hereto;

                           (b) any term of the Articles of  Incorporation of GCI
                  Cable, Inc. except as approved by such stockholders of each of the corporations that are parties hereto; or

                           (c) any of the terms or conditions of this  Agreement
                  if such alteration or change would adversely affect the holders of any class or series thereof of such corporation, except as approved by the holders of the class or series so affected.

            14. Agreement of Parties. This Agreement is subject to the terms and provisions of that certain Securities Purchase and Sale Agreement dated May 2, 1996 (the "Purchase Agreement") by and among General Communication, Inc., the stockholders of ACI, et al., and in the event of any conflict between the terms of this Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern and control.

            15. Further Assurances. Each party hereto agrees from time to time, as and when requested by the other party hereto, or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such deeds and instruments and to take or cause to be taken such further or other acts, either before or after the Effective Time, as may be deemed necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any assets of ACI acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of the parties hereto are fully authorized in the name of their respective corporations to take any and all such actions.

            16. Headings; Gender; Plurals. All sections and articles referred to herein are sections and articles of this Agreement. Descriptive headings as to the contents of particular articles and sections are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders and each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate.

            17. Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(iii) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

            18. Multiple Counterparts. For the convenience of the parties hereto and to facilitate the filing and recording of this Agreement, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement.


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                                                                     Page II-132
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            19.  Consents.  The parties  hereto  acknowledge  that the Merger is subject to the obtaining of applicable consent of Alaska Public Utilities Commission and of the Federal Communications Commission, and that such consents have been obtained.

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   IN WITNESS WHEREOF,  GCI Cable, Inc. and ACI have caused this Agreement to be signed in their respective corporate names as of the date and year first above written.
                                       /s/
                                       ALASKA CABLE, INC.
ATTEST:                                (A Delaware corporation)


By:                                    By:
Its:                                   Its:



                                       /s/
                                       GCI CABLE, INC.
                                       (An Alaska corporation)
ATTEST:

By:                                    By:
Its:                                   Its:



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